UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 5, 2010

XENOPORT, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

000-51329	94-3330837
(Commission File No.)	(IRS Employer Identification No.)
3410 Central Expressway Santa Clara, California 95051
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (408) 616-7200

N/A
(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 7 – Regulation FD

Item 7.01     Regulation FD Disclosure.

Horizant NDA Resubmission and 505(b)(2) Regulatory Pathway

On November 5, 2010, XenoPort, Inc. (“XenoPort”) and GlaxoSmithKline announced that the U.S. Food and Drug Administration (the “FDA”) accepted for review the resubmission of the new drug application (“NDA”) from Glaxo Group Limited (d/b/a GlaxoSmithKline (“GSK”)) in response to the FDA’s Complete Response Letter regarding the NDA for Horizant™ (gabapentin enacarbil) Extended-Release Tablets.  Horizant is under review for the treatment of moderate-to-severe primary Restless Legs Syndrome (“RLS”).  The FDA has designated the Horizant NDA resubmission as a Class 2 response and set a new Prescription Drug User Fee Act date of April 6, 2011.

GSK filed the Horizant NDA resubmission with the FDA on October 6, 2010 in response to questions raised by the FDA in a Complete Response letter dated February 17, 2010. The Horizant NDA resubmission included new data from nonclinical studies of Horizant and two epidemiology studies exploring gabapentin use and cancer based on the UK General Practice Research Database. The Horizant NDA resubmission also included a final safety update that provided updated or new safety information on patients in clinical studies who have been treated with Horizant. The companies also reported that the NDA was converted from a §505(b)(1) to a §505(b)(2) application.

The Horizant §505(b)(1) NDA was submitted to the FDA on January 9, 2009.  The Horizant NDA resubmission was converted to an application under §505(b)(2) of the Food, Drug and Cosmetic Act (the “FDCA”) to enable the FDA to be able to consider published gabapentin nonclinical data in their assessment of Horizant.  Because the Horizant NDA resubmission was filed under §505(b)(2) of the FDCA, the patent certification and related provisions of the Drug Price Competition and Patent Term Restoration Act of 1984 (the “Hatch-Waxman Act”) apply to the Horizant NDA resubmission.

In accordance with the Hatch-Waxman Act, the Horizant NDA resubmission includes a “Paragraph IV certification” certifying that the patent listed in the Patent and Exclusivity Information Addendum of the FDA’s publication, “Approved Drug Products with Therapeutic Equivalence Evaluations” (commonly known as the “Orange Book”) for Neurontin® (gabapentin) Oral Capsules, U.S. Patent No. 6,054,482, is invalid, unenforceable or will not be infringed by the manufacture, use or sale of Horizant (gabapentin enacarbil) Extended-Release 600 mg Tablets.  Pursuant to the Hatch-Waxman Act, concurrent with GSK’s filing of the Horizant NDA resubmission with the FDA, GSK provided notice (a “Paragraph IV Notice”) to the NDA holder for Neurontin (gabapentin) Oral Capsules and the owner of U.S. Patent No. 6,054,482 stating (among other things) that the application has been amended to include a “Paragraph IV certification” and providing a detailed statement of  the factual and legal basis of the applicant’s opinion that U.S. Patent No. 6,054,482 is invalid, unenforceable or will not be infringed.  Following receipt of the Paragraph IV Notice, the owner of U.S. Patent No. 6,054,482 may file an action for patent infringement.  If an infringement lawsuit is filed within 45 days of receiving the Paragraph IV Notice, the Horizant NDA may not normally be approved before the expiration of the 30-month period starting from the date of receipt of the Paragraph IV Notice.  The stay of approval may terminate in less than 30 months under certain circumstances, including if:  (i) a court from which there is no appeal as of right finds the patent invalid or not infringed; or (ii) the parties settle the lawsuit.

U.S. Patent No. 6,054,482 claims a stable and pure pharmaceutical composition consisting essentially of gabapentin in the free amino acid, crystalline anhydrous form that meets certain specifications related (inter alia) to chloride ion content and one or more pharmaceutically acceptable adjuvants.

More than 25 million prescriptions for generic gabapentin are dispensed annually in the United States.  As previously disclosed by XenoPort, in 2000, Pfizer Inc initiated lawsuits against numerous companies marketing generic gabapentin.  Pfizer claimed that the defendants’ generic gabapentin products infringed U.S. Patent No. 6,054,482.  The litigation was consolidated in the U.S. District Court in the District of New Jersey, referred to as the In re Gabapentin Patent Litigation, MDL Docket No. 1384, Master Docket No. 00-CV-2931(JCL).  After the cases were filed, several defendants launched sales of generic gabapentin “at risk” before conclusion of the patent litigation.  Since that time, several complaints have been dismissed, but certain cases appear to continue against certain of the companies that launched at risk.

GSK and XenoPort believe that Horizant (gabapentin enacarbil) Extended-Release Tablets do not infringe U.S. Patent No. 6,054,482.

However, if Pfizer prevails in the ongoing In re Gabapentin Patent Litigation and/or Pfizer were to sue GSK and prevail, or if the approval of Horizant by the FDA is significantly delayed, XenoPort’s business, revenues and capital resources would be adversely affected.

This report contains “forward-looking” statements, including, without limitation, all statements related to the therapeutic and commercial potential of XenoPort’s product candidates, potential future interactions with the FDA related to the NDA for Horizant for the treatment of RLS and the §505(b)(2) application process, the timing of regulatory actions and the possibility of patent infringement litigation related to Horizant.  Any statements that are not statements of historical fact may be deemed to be forward-looking statements.  Words such as “believe,” “could,” “may,” “possible,” “potential,” “will,” “would” and similar expressions are intended to identify forward-looking statements.  These forward-looking statements are based upon XenoPort’s current expectations.  Forward-looking statements involve risks and uncertainties.  XenoPort’s actual results and the timing of events could differ materially from those anticipated in such forward-looking statements as a result of these risks and uncertainties, which include, without limitation, risks related to the uncertainty of the FDA approval process and other regulatory requirements; XenoPort’s dependence on its current and additional collaborative partners; and the risks inherent in patent litigation.  These and other risk factors are discussed under the heading “Risk Factors” in XenoPort’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2010, filed with the Securities and Exchange Commission on August 6, 2010.  XenoPort expressly disclaims any obligation or undertaking to release publicly any updates or revisions to any forward-looking statements contained herein to reflect any change in the company’s expectations with regard thereto or any change in events, conditions or circumstances on which any such statements are based.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

XENOPORT, INC.
(Registrant)

Dated:	November 5, 2010	By:	/s/ William G. Harris
William G. Harris
Senior Vice President of Finance and Chief Financial Officer